Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-177421, 333-152511, 333-65948, 333-65950, 333-79531 and 333-61771 on Form S-8 of North Valley Bancorp of our report dated March 14, 2011, relating to our audit of the 2010 and 2009 consolidated financial statements, included in this Annual Report on Form 10-K of North Valley Bancorp for the year ended December 31, 2011.

/s/ Perry-Smith LLP

Sacramento, California
March 27, 2012